EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 10, 2009, by and between Global Energy, Inc., a Nevada corporation having an address for the purposes of this Agreement at Moshe Aviv Tower, 46th floor, 7 Jabotinski Street, Ramat Gan 52520, (the “Company”) and Yuval Ganot (by himself or a legal entity fully owned by him), having an address at 35 Shaul Hamelech, Tel-Aviv (the “Investor”).

A.	WHEREAS, the Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, up to 150,000,000 shares (the “Shares” or the “Securities”) of the Company’s Common Stock, par value $0.001 per Share (the “Common Stock”); and

B.	Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants contained herein, the Company is selling, and the Investor is purchasing from the Company the Shares at the Closing and at the Subsequent Closings (as herein defined) for a purchase price of up to U.S. Dollars 1,500,000 (one and a half million U.S. Dollars) (the “Purchase Price”).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Shares as set forth herein.

1.	DEFINITIONS

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

(a)	“1933 Act” means the Securities Act of 1933, as amended.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended.

(c)	“Affiliate” shall mean, with respect to any specified Person:

(i)	if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or

(ii)	otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

(d)	“Board”, as defined in Section 6.3.

(e)	“Business Day” shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

(f)	“Closing” and “Closing Date” as defined in Section 2.2.

(g)	“Common Stock” as defined in the recitals above.

(h)	“Company Financial Statements” as defined in Section 7.5 hereto.

(i)	“Company’s knowledge” means the actual knowledge of any of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

(j)	“ERISA” as defined in Section 7.18 hereto.

(k)	“Environmental Laws” as defined in Section 7.12 hereto.

(l)	“Escrow Account”, as defined in Section 2.3 hereto.

(m)	“Escrow Agent” shall have the meaning ascribed to it in the Escrow Agreement, as such term is defined in sub-section (bb) below.

(n)	“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, information, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property of any kind whatsoever, either being potentially registered or not, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to any of the foregoing.

(o)	“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

(p)	“Material Adverse Effect” means a material adverse effect on:

(i)	the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company taken as a whole; or

(ii)	the ability of the Company to perform its obligations under the Transaction Documents.

(q)	“OTCBB” shall mean the Over-the-Counter Bulletin Board system.

(r)	“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

(s)	“Purchase Price” as defined in the recitals above.

(t)	“Regulation D” as defined in Section 4.11 hereto.

(u)	“Rule 144” as defined in Section 6.1 hereto.

(v)	“SEC” means the United States Securities and Exchange Commission.

(w)	“SEC Documents” as defined in Section 7.5 hereto.

(x)	“Securities” as defined in the recitals above.

(y)	“Shares” as defined in the recitals above.

(z)	“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise.

(aa)	“Subsequent Closing” as defined in section 2.1 hereto.

(bb)	“Transaction Documents” shall mean this Agreement, all its appendices, exhibits and schedules, and a certain Escrow Deposit Agreement by and between the Company, the Investor and the Escrow Agent (the “Escrow Agreement”), and Investor Questionnaire (the “Questionnaire”) enclosed hereto.

(cc)	“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

2.	SALE AND PURCHASE OF SHARES.

2.1	Purchase of Shares by the Investor. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) and on the 15th day of each calendar month subsequent to the Closing Date, for a period of sixteen (16) months (each such day, a “Subsequent Closing”), the Investor shall purchase, and the Company shall sell to the Investor, a total aggregate amount of up to 150,000,000 but not less than 100,000,000 Shares in exchange for the Purchase Price. Notwithstanding, the Investor may, at his sole and absolute discretion and with no need to show any cause, elect not to purchase all or part of the portion of the Purchase Shares scheduled to be transferred on the final (16th) Subsequent Closing (50,000,000 Shares). The Purchase Price amount to be paid to the Company by the Investor at the Closing, and thereafter at each Subsequent Closing, except the 15th and 16thSubsequent Closings will be equal to $60,000. The Purchase Price amount to be paid to the Company by the Investor at the 15th Subsequent Closing will be equal to $100,000. The Purchase Price amount to be paid to the Company by the Investor at the final Subsequent Closing will be $500,000, or a portion thereof, based on the effective purchase price specified below and the number of Shares the Investor will wish to purchase on such Closing. Notwithstanding the above, the number of Shares to be issued by the Company to the Investor at the Closing shall be 5,400,000. The additional 600,000 Shares shall be held in escrow by the Escrow Agent, and shall be released to the Investor at the 15th Subsequent Closing, subject to the completion of an investment amount of $1,000,000 by the Investor at such Closing. At Closing, the Company shall issue and deposit with the Escrow Agent 144,600,000 Shares, which shall be released by the Escrow Agent to the Investor as follows: (1) at each Subsequent Closing, except the 15th and 16th Subsequent Closings – 5,400,000 Shares; (2) at the 15th Subsequent Closing (and subject to the completion of an investment amount of $1,000,000 by the Investor at such Closing) – 15,000,000 Shares; and (3) at the 16th Subsequent Closing – up to 50,000,000 Shares. The effective purchase price per one Common Stock in this Agreement is one cent ($0.01).

2.2	Closings. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company on the Closing Date (the “Closing”) and at each Subsequent Closing, such number of Shares set forth in section 2.1. The date of the Closing is hereinafter referred to as the “Closing Date”. The Closing shall occur, subject to the fulfilment of the conditions to Closing set forth in this Agreement, at such date agreed upon by the parties in writing, which shall be within 30 days from the date hereof. The Closing shall take place at the offices of PEARL COHEN ZEDEK LATZER, counsel to the Company, at 5 Shenkar Street, Herzlia 46733, Israel, or remotely via the exchange of documents and signatures.

2.3	Payment Method. Until September 14, 2009, the Investor shall deposit an amount of $60,000 with the Escrow Agent or transfer such amount directly to the Escrow Account (as defined herein). The Escrow Agent shall release this amount to the Company at the Closing, against issuance of such number of Shares as specified in Section 2.1 above to the Investor. All payments due until the later of the Closing Date, the KDV Demo (as such term defined below) or the appointment of the Investor’s representative to the Board pursuant to section 6.3 below, shall be made to the Escrow Agent’s account (the “Escrow Account”):

First International Bank of Israel, Branch 051 (Herzliya Pituach)
Account Number: 409 – 278211
IBAN: IL570310510000000278211
SWIFT CODE: FIRBILIT
In the name of ______________

All other payments shall be made to the Company’s account:

National Bank of Israel, Branch 857
Branch Code: 10
Account no.: 108400/46
SWIFT CODE : LUMILITTLV
In the name of Global Fuel Ltd.

If the Board (as defined herein) does not approve this Agreement within 7 days from the date hereof, the Investor shall have the right to cancel the Agreement and receive the amounts deposited with the Escrow Agent by him.

3.	ACKNOWLEDGEMENTS OF THE INVESTOR

The Investor acknowledges that:

3.1	Resale Restrictions. None of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the Securities may be offered or sold by the Investor except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws.

3.2	Legends on Shares. The Investor understands that, until such time as the Shares may be sold without restriction as contemplated in Section 4.10, below, certificates evidencing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

If required by the authorities of any state in connection with the issuance or sale of the Shares, the certificates will also bear any legend required by such state authority.

3.3	Independent Advice. The Investor has been advised to consult the Investor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and he is solely responsible (and the Company is not in any way responsible) for compliance with:

(a)	any laws of the jurisdiction in which the Investor is resident, applicable to the Investor, in connection with the distribution of the Securities hereunder, and

(b)	applicable resale restrictions;

3.4	No Insurance. There is no government or other insurance covering any of the Securities.

4.	REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF THE INVESTOR

The Investor represents and warrants to the Company that as of the date of execution of this Agreement and until the completion of the transactions contemplated by this agreement:

4.1	Capacity. The Investor has the legal capacity and competence to enter into and execute this Agreement (whether by himself or on behalf of the legal entity fully owned by him) and to take all actions required pursuant hereto and, if the Investor is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on its behalf;

4.2	No Violation of Corporate Governance Documents. If the Investor is a corporation or other entity, the entering into and completion of this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the articles of incorporation, bylaws or other constating documents of, the Investor (and the legal entity fully owned by him) or of any agreement, written or oral, to which the Investor (and the legal entity fully owned by him) may be a party or by which the Investor (and the legal entity fully owned by him) is or may be bound.

4.3	Binding Agreement. The Investor has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Investor (and the legal entity fully owned by him) enforceable against the Investor (and the legal entity fully owned by him) (subject to Section 8.12 below).

4.4	No SEC Review or Approval. Neither the SEC nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Securities or on any of the documents reviewed or executed by the Investor in connection with the sale of the Securities;

4.5	Authorization. The execution, delivery and performance by the Investor (and the legal entity fully owned by him) of the Transaction Documents to which the Investor (and the legal entity fully owned by him) is a party have been duly authorized and will constitute the valid and legally binding obligation of the Investor (and the legal entity fully owned by him) (subject to Section 8.12 below), enforceable against the Investor (and the legal entity fully owned by him) in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.6	Purchase Entirely for Own Account. The Securities are being acquired for the Investor’s (and the legal entity fully owned by him) own account, not as nominee or agent, for investment purposes and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor (and the legal entity fully owned by him) has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time.

4.7	Not a Broker-Dealer. The Investor (and the legal entity fully owned by him) is not a broker-dealer registered with the SEC under the 1934 Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of a such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.

4.8	Not an Underwriter. The Investor (and the legal entity fully owned by him) is not an underwriter of the Company’s Common Stock nor is it an Affiliate of an underwriter of the Company’s Common Stock.

4.9	Investment Experience. The Investor (and the legal entity fully owned by him) acknowledges that the purchase of the Securities is a speculative investment and that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.10	Restricted Securities. The Investor (and the legal entity fully owned by him) understands that the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities, as applicable, may not be transferred unless:

(a)	they are sold pursuant to an effective registration statement under the 1933 Act; or

(b)	they are being sold pursuant to a valid exemption from the registration requirements of the 1933 Act and, if required by the Company, the Investor (and the legal entity fully owned by him) shall have delivered to the Company, at the Investor’s sole cost and expense, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares, as applicable, to be sold or transferred may be sold or transferred pursuant to an exemption from the registration requirements of the 1933 Act, which opinion shall be reasonably acceptable to the Company; or

(c)	they are sold or transferred to an “affiliate” (as defined in Rule 144) of the Investor (and the legal entity fully owned by him) who agrees to sell or otherwise transfer the Securities only in accordance with this Section 4.10 and who is an accredited investor, or

(d)	they are sold pursuant to Rule 144.

Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.11	Accredited Investor. The Investor (and the legal entity fully owned by him) is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act (“Regulation D”).

4.12	No General Solicitation. The Investor (and the legal entity fully owned by him) did not learn of the investment in the Securities as a result of any public advertising or general solicitation, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

4.13	Brokers and Finders. The Investor (and the legal entity fully owned by him) will not have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

4.14	Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither the Investor (and the legal entity fully owned by him) nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s (or the legal entity fully owned by him) investments or trading or information concerning the Investor’s investments, including in respect of the Securities, or (z) is subject to the Investor’s (or the legal entity fully owned by him) review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect:

(a)	any purchase or long sale of the Company’s securities; or

(b)	any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each of such transactions specified in this clause (b), a “Prohibited Transaction”).

4.15	Governmental Review. The Investor (and the legal entity fully owned by him) understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

4.16	Residency. The Investor is a resident of the State of Israel at the full address as detailed in the enclosed Questionnaire. If the Investor shall execute the investment through a fully owned legal entity, such entity is incorporated under the laws of the State of Israel.

4.17	Reliance on Exemptions. The Investor (and the legal entity fully owned by him) understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s (and the legal entity fully owned by him) compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor (and the legal entity fully owned by him) set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. All of the information which the Investor (and the legal entity fully owned by him) has provided to the Company is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor (and the legal entity fully owned by him) will immediately provide the Company with such information.

4.18	Sufficient Funds. The Investor (and the legal entity fully owned by him) warrants and represents that he has the sufficient funds in liquid assets and cash to pay the total aggregated Purchase Price of one and a half million US Dollars ($1,500,000).

4.19	Loss of Shares. The Investor (and the legal entity fully owned by him) acknowledges that in the event the Investor (or the legal entity fully owned by him) breaches his undertaking to transfer the Purchase Price at any of the Subsequent Closings, and he has not cured it within fifteen days from receipt of a written demand to cure the breach, the Investor (and the legal entity fully owned by him) shall have no rights in and/or entitlements to the Shares not yet sold and transferred to the Investor (or the legal entity fully owned by him), and all Shares deposited in the Escrow Account shall be released to the Company. Such loss of Shares shall be the sole remedy available to the Company for such breach of the Investor’s undertaking to transfer the Purchase Price at the Subsequent Closing by the Investor, and the Company shall have no further claim or demand against the Investor in this respect.

5.	COVENANTS OF THE INVESTOR

No Prohibited Transactions. The Investor (and the legal entity fully owned by him) hereby covenants that it (and the legal entity fully owned by him) shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction until the first anniversary of this agreement.

6.	COVENANTS OF THE COMPANY

6.1	Furnishing of Information. Until the date that the Investor owning Shares may sell all of them promulgated under Rule 144 of the Securities Act (or any successor provision) (the “Rule 144”) without restriction, the Company covenants to use its commercially reasonable efforts to (a) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and (b) make and keep adequate “current public information” (as such term is described in Rule 144) available.

6.2	Filing of Tax Reports. The Company shall, and shall cause each of its Subsidiaries to (a) prepare and file all delinquent tax returns required to be filed by each of them in all required jurisdictions and (b) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all tax reports required to be filed by the Company and its Subsidiaries after the date hereof pursuant to applicable tax laws.

6.3	Appointment of a Board Member. The Company shall endeavour that the Investor (or a representative of the Investor) is appointed as a member of the Board of Directors of the Company (the “Board”), pursuant and subject to the Company’s governing documents and applicable law. Such appointment shall take place as soon as reasonably practical after the Closing (for the sake of clarification, the Investor shall have the right to exercise his voting rights attached to the Shares actually owned by the Investor, with regard to the appointment of Board members). For the avoidance of doubt, the Company shall not be construed in breach of this Agreement if it endeavours to appoint the Investor’s representative to the Board and yet the Investor (or a representative of the Investor) is not elected to serve on the Board. If the Investor representative will not be appointed to the Board within 60 days from the date hereof, the Investor will have the right to cancel the Agreement and receive the amounts deposited with the Escrow Agent by him, and the Investor shall not be entitled to any other further rights and/or remedies due to the cancellation of the Agreement pursuant to this Section. It is clarified that the Company shall not transfer to the Investor (and the Escrow Agent shall not release to the Investor) any Shares, for which the respected Purchase Price was not paid to the Company pursuant to the terms of this Section.

6.4	Undertaking to Keep Shabat. The Company undertakes that if it commences operations in the State of Israel, it will endeavour to abide the Jewish Shabbat rules.

6.5	Registration Rights. Six month pursuant to the Closing, at any time at the Investor’s demand, the Company shall grant to the Investor registration rights in respect of the Shares.

6.6	Use of Proceeds. The proceeds from this Agreement (the “Proceeds”) shall be used for general working capital. The use of the Proceeds in order to repay any outstanding debt, as of the date of Closing, will be approved by the Board, which majority approval shall include the Board member appointed by the Investor pursuant to Section 6.3 above.

6.7	KDV Demo. The Company shall demo a working unit of the KDV in Germany or Spain to the Investor within sixty (60) days period after the date hereof (the “KDV Demo”). Any delay in the KDV Demo will entitle the Investor to either suspend or cancel the transfer of the remainder of the Purchase Price and the Subsequent Closings which were not executed by that time. If the Investor elects to cancel the agreement, he will receive all the amounts deposited with the Escrow Agent by him, and the Investor shall not be entitled to any other further rights and/or remedies due to the cancellation of the Agreement pursuant to this Section. It is clarified that the Company shall not transfer to the Investor (and the Escrow Agent shall not release to the Investor) any Shares, for which the respected Purchase Price was not paid to the Company pursuant to the terms of this Section 6.7. The aforementioned cancellation or suspension shall be the sole remedy available to the Investor (and the fully owned entity) for failure by the Company to perform the Demo, and the Investor (and the fully owned entity) shall have no further claim or demand against the Company in this respect. For the purpose hereof, a KDV Demo is the actual production of diesel from waste at a rate of at least 500 litres per hour, in accordance with the presentation attached hereto as Schedule 6.7.

6.8	Right of First Offer. For a period that shall expire on the earlier of (a) one (1) year after the execution of this Agreement, or (b) the expiration of the Right of First Offer Period, the Investor shall have the right of first offer to participate in any subsequent equity financing by the Company (the “Right of First Offer”). The Company shall give the Investor a thirty (30) day advanced notice of its intent to seek or conclude additional equity financing, in which it shall specify the material terms of any such potential equity financing with a third party (the “Notice”). The Company shall not be obligated to disclose the identity of such potential third party investor to the Investor. The Investor shall have 14 (fourteen) days to advise the Company of his agreement to provide the Company with the additional financing pursuant to the same terms (or other terms suggested by the Investor, which are better than the terms included in the Notice, based on the Company’s sole and undisputed judgement) provided in the Notice (the “Right of First Offer Period”). If, at the expiration of the Right of First Offer Period, the Investor has declined or otherwise failed to respond to the Notice, the Company shall be free to seek and conclude the additional equity financing with the third party as it deems fit, the Right of First Offer granted hereby shall expire and the Investor shall have no further claims and/or participation entitlements in respect of the aforementioned additional equity financing. Should the Investor breach his commitment to pay for the Shares pursuant to the terms of this Agreement, the Right of First Offer shall be null and void.

6.9	Rights Offering. Provided that such right is not prohibited by applicable law, the Investor shall have the right to participate in any equity financing pursued by the Company for a two (2) year period after the Closing in the same terms as the third party in a way that will maintain his percentage of ownership of the Company. For the avoidance of doubt it is clarified that at the Company’s sole and absolute discretion, the Inventor’s participation in such equity financing shall be additional to the financing provided by the third party.

7.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents, warrants and covenants to the Investor that on the date of Closing (or on any such date otherwise specifically stated herein):

7.1	Organization; Execution, Delivery and Performance.

(a)	The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and its Subsidiaries are duly qualified to do business and are in good standing in every jurisdiction in which their ownership or use of property or the nature of the business conducted by them makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company.

(b)	Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 7.1(b) hereto. Except as disclosed in Schedule 7.1(b) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary, free and clear of any Lien, and all of the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital stock or other equity securities of its Subsidiaries that are owned by the Company.

(c)	(i)	The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof;

(ii)	the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Board and no further consent or authorization of the Company, its Board, or its stockholders, is required except as contemplated by this Agreement.

(iii)	each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly; and

(iv)	each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

7.2	Shares Duly Authorized. The Shares to be issued to the Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company or to other third party rights.

7.3	No Conflicts. Except as disclosed in Schedule 7.3, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not:

(a)	conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws; or

(b)	violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect; or

(c)	result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected.

(d)	The Company is not in violation of its Articles of Incorporation, By-laws or other organizational documents. The Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the 1933 Act, the 1934 Act, or any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will be obtained or effected in a timely manner following the Closing Date.

7.4	Capitalization. As of April 30, 2009, the authorized capital stock of the Company consists solely of 750,000,000 shares of Common Stock, of which 83,982,536 sharesare issued and outstanding, 10,505,021 shares are reserved for issuance pursuant to options granted under the Company’s stock option plan, and 66,200,000 shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock. The Company will provide the Investor within 7 days as of the date hereof an updated capitalization table, and copies of all agreements that are in effect, which relate to the Company’s capitalization. Except as described above, in the SEC Documents (as such term is defined below) or Schedule 7.4 annexed hereto,

(a)	there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company; and

(b)	No shares of capital stock of the Company are subject to preemptive rights or any other rights of the stockholders of the Company or any Lien imposed through the actions or failure to act of the Company.

7.5	SEC Information.

(a)	The Company has timely filed (subject to 12b-25 filings with respect to certain periodic filings) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing and all other documents filed with the SEC from April 30, 2007 to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The SEC Documents have been made available to the Investor via the SEC’s EDGAR system. Except as set forth on Schedule 7.5 to this Agreement, as of their respective dates the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, at Closing, the SEC Documents, together with any additional documents filed with the SEC after the date hereof and through the date of Closing, when taken in their entirety, shall not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except:

(i)	as may be otherwise indicated in such financial statements or the notes thereto; or

(ii)	in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements)

and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, if any, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Except as set forth in the Company Financial Statements, the Company has no liabilities, contingent or otherwise, other than:

(i)	liabilities incurred in the ordinary course of business subsequent to June 30, 2009; and

(ii)	obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(b)	The shares of Common Stock are currently quoted on the OTCBB. The Company has not received notice (written or oral) from the OTCBB to the effect that the Company is not in compliance with the continuing requirements of the OTCBB. The Company is, and it has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such maintenance requirements.

7.6	Intellectual Property. Except as set forth in Schedule 7.6, the Company or its subsidiaries owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use all Intellectual Property in connection with the conduct its business as now operated. The Company has not received any demand, threat, claim or action by any person pertaining to, or proceeding pending, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, to the best of the Company’s knowledge, as presently contemplated to be operated in the future). To the best of the Company’s knowledge, the Company’s current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to the Intellectual Property. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.

7.7	Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), if any, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in breach, default or violation of any of the Company Permits, the Company has received no notification with respect to possible conflicts, defaults or violations of Company Permits and applicable laws.

7.8	Absence of Litigation. Except as set forth in Schedule 7.8, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or its businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect.

7.9	No Materially Adverse Contracts, etc. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Except to the Material Agreements provided in Schedule 7.14, the Company is not a party to any contract or agreement which has or is reasonably expected to have a Material Adverse Effect on the Company.

7.10	No Material Changes. Since June 30, 2009, except as set forth in the documents filed by the Company with the SEC since that date, there has not been:

(a)	Any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business;

(b)	Any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company; or

(c)	Any incurrence of any material liability outside of the ordinary course of business.

7.11	Labor Matters.

(a)	The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company and the Subsidiaries have has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)	The Company and the Subsidiaries are, and at all times have been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.

7.12	Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

7.13	Tax Matters. Except as set forth in Schedule 7.13, the Company and its Subsidiaries have made or filed any federal, state and foreign income or any other tax returns, reports and declarations required by any jurisdiction to which it is subject and have paid any taxes and other governmental assessments or charges that are material in amount. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. Neither the Company nor any of its Subsidiaries have executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

7.14	Certain Transactions. All the Company’s material contracts (the “Material Agreements”) are those as set forth in Schedule 7.14. All the Material Agreements are in effect. The Company is not in breach of any of the Material Agreements. The Company has not received any notice with regard to alleged breaches of any of the Material Agreements, and is not aware of any breach of the Material Agreements by the other parties. The foregoing shall not apply to breaches that do not have Material Adverse Effect on the Company.

7.15	No General Solicitation. The Company has not, and to the Company’s knowledge no Person participating in the offering on the Company’s behalf in the transactions contemplated hereby has, conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the 1933 Act, with respect to any of the Securities being offered hereby.

7.16	No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Investor. The issuance of the Securities to the Investor will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

7.17	No Brokers. Except as set forth in Schedule 7.17, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

7.18	ERISA. The Company has not made or currently makes no contributions to any employee pension benefit plan for its employees which plan is subject to the Employee Retirement Income Security Act of l974, as amended from time to time (“ERISA”).

7.19	Title to Property. The Company holds no title in fee simple to any real property. The Company holds good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all Liens, except such as are described in Schedule 7.1(b). Any real property and facilities held under lease by the Company is held under valid, subsisting and enforceable leases.

7.20	Insurance. Except for Directors and Officers' liability insurance, the Company does not carry any insurance policies.

7.21	Internal Controls. Except as set forth in Schedule 7.21, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(a)	transactions are executed in accordance with management’s general or specific authorizations;

(b)	transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability;

(c)	access to assets is permitted only in accordance with management’s general or specific authorization; and

(d)	the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date and except as set forth in the SEC Documents, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

7.22	Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the businesses of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

7.23	FCPA Matters. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of his or her actions for, or on behalf of, the Company:

(a)	used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity;

(b)	made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds;

(c)	violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or

(d)	made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic governmental or private official or person.

7.24	Disclosure. All information relating to or concerning the Company and its officers, directors, employees, customers or clients (including, without limitation, all information regarding the Company’s internal financial accounting controls and procedures):

(a)	set forth in this Agreement is true and correct in all material respects, and

(b)	as disclosed in any SEC Document or exhibit or certification thereto was true and correct in all material respects at the time it was disclosed,

and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

7.25	Registration Rights. Except as contemplated pursuant to this Agreement or as set forth on Schedule 7.25 to this Agreement, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered pursuant to the Registration Rights Agreement that have not been satisfied or waived.

7.26	Event of Misrepresentation. The Company acknowledges that in the event of misrepresentation by the Company to the Investor, the Investor shall have the right to suspend or cancel this Agreement (without derogating from any other remedy available to the Investor under law or under this Agreement). If the Investor cancels the Agreement and receives the entire amount invested by him, he shall have no further claims. The Investor shall notify the Company in writing of his suspicion/s and the Company shall have 30 days to respond in writing to the Investor’s allegations.

8.	CONDITIONS TO CLOSING OF THE INVESTOR

The obligation of the Investor to purchase the Securities at the Closing is subject to the fulfillment to the Investor’s satisfaction, on the Closing Date, of the following conditions, any of which may be waived by the Investor:

8.1	Representations and Warranties. The representations and warranties made by the Company in Section 7 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 7 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

8.2	Performance of Obligations and Covenants. The Company shall have performed all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

8.3	Authority to Issue Shares. The Shares to be issued to the Investor pursuant to this Agreement shall have been duly and validly authorized to be issued as fully paid and nonassessable shares of the Company, free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company.

8.4	Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

8.5	Judgments, Etc. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

8.6	Stop Orders. No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Company’s Common Stock is listed or quoted, with respect to public trading in the Common Stock.

8.7	Company CEO/CFO Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections 8.1, 8.5, and 8.6.

8.8	Company Secretary Certificate. The Company shall deliver within 7 business days after the Closing, a Certificate, executed on behalf of the Company by its Secretary certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company. The foregoing certificate shall only be required to be delivered on the Closing Date, unless any material information contained in the certificate has changed. To avoid any doubt, the Company will bring this Agreement to the Board’s approval within 7 days from the date hereof, and will notify the Investor in writing of the resolution taken by the Board on this regard.

8.9	The Investor shall receive prior to the Closing a monthly budget plan for the years 2009 and 2010. Such plan shall be binding and could be change only by the Board.

8.10	Asi Shalgi, the chief executive of the Company shall remain in his position for a period of no less than twenty four months after the Closing. The Company shall take all steps to formalize this engagement prior to Closing.

8.11	The Company shall provide the Investor with a legal opinion regarding the Shares, in a form agreed by the parties.

8.12	Notwithstanding any other provision of this Agreement, the Investor shall have the right, at any time prior to the first Closing Date, at his sole discretion, to notify the Company in writing that he has decided to withdraw from the investment contemplated by this Agreement. In such event the Escrow Agent shall transfer to the Investor all the amounts paid by the Investor until that time and the Investor shall have no rights in the Shares issued to it, if any, and it shall return such Shares to the Company. Neither the Investor nor the Company shall have any claims, one against the other, in respect to all matters pertaining to the transactions contemplated by this Agreement, if such notice is given.

9.	CONDITIONS TO CLOSING OF THE COMPANY.

The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of the conditions listed below.

9.1	Representations and Warranties. The representations and warranties made by the Investor in Section 4 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

9.2	Corporate Proceedings. The Investor shall notify the Company in writing, as soon as reasonable practicable and at least 7 Business Days prior to the Closing Date of the identity of the Investor. All corporate and other proceedings required to be undertaken by the Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

9.3	Investor’s Certificate. The Investor shall have acknowledged and certified to the Company in writing as follows:

(a)	that he has received and carefully read the Transaction Documents;

(b)	that the books and records of the Company were made available upon reasonable notice, subject to customary confidentiality restrictions, by the Investor during reasonable business hours at its principal place of business and that all documents, records and books in connection with the sale of the Shares hereunder for inspection by it and its attorney and/or advisor(s);

(c)	that the Investor has had an opportunity to receive, and fully and carefully review, all information related to the Company (including its affiliates) and the Shares, requested by him, and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares;

(d)	that the Investor has had the opportunity to receive, and fully and carefully reviewed copies of the SEC Documents, either in hard copy or electronically through the SEC’s EDGAR system; and

(e)	that the Investor understands that his investment in the Securities involves a significant degree of risk, and that the Investor’s decision to enter into this Agreement has been made based solely on the independent evaluation of the Investor and its representatives, (without derogating from reliance upon representations given by the Company).

10.	MISCELLANEOUS.

10.1	Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

(a)	The Company:

Global Energy, Inc. Moshe Aviv Tower, 46th floor, 7 Jabotinski Street, Ramat Gan 52520, Telephone: (972) 772025444 Facsimile: 972 77 2285678 Attention: Mr. Asi Shalgi Chief Executive Officer

With a copy to: Gross, Kleinhender, Hodak, Halevy, Greenberg & Co. One Azrieli Center, Round Building
Tel Aviv, 67021, Israel
Telephone: +972-3-607-4444
Facsimile: +972-3-607-4433
Attention: Perry Wildes, Adv.

With additional copy to:

Pearl Cohen Zedek Latzer LLP.
1500 Broadway, 12th Floor
New York, NY10036
Telephone: +1 (646) 878-0800
Facsimile: +1 (646) 878-0801
Attention: Doron Latzer, Esq., Senior Partner

(b)	The Investor:

35 Shaul Hamelech, Tel-Aviv 61181

Telephone: +972-3-609-1690
Facsimile: ++972-3-609-1691

With a copy to:
Gil Ron, Keinan & Co.
32 Weizmann St., Tel-Aviv 62091
Telephone: +972-3-696-7676
Facsimile: +972-3-696-7673
Attention: Gil Ron, Eyal Keinan, Aviram Barfi

10.2	Survival of Representations and Warranties.

Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing.

10.3	Indemnification.

(a)	The Company agrees to indemnify and hold harmless the Investor and its directors, officers, employees and agents (the “Investor Indemnitees”) from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which the Investor Indemnitees may become subject as a result of any breach of representation, warranty, covenant or agreement made by the Company under the Transaction Documents and will reimburse the Investor Indemnitees for all such amounts as they are incurred by the Investor Indemnitees.

(b)	The Investor agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents (collectively, the “Company Indemnitees”) from and against any and all Losses to which such Company Indemnitees may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Investor under the Transaction Documents, and will reimburse any such Company Indemnitees for all such amounts as they are incurred by such Company Indemnitees.

(c)	Promptly after receipt by the Investor Indemnitees or Company Indemnitees, as applicable, of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 10.3, the Investor Indemnitees or Company Indemnitees, as applicable, shall promptly notify the other Party in writing and such other Party shall assume the defense thereof, including the engagement of counsel reasonably satisfactory to the Investor Indemnitees or Company Indemnitees, as applicable, and shall assume the payment of all fees and expenses; provided, however, that the failure of the Investor Indemnitees or Company Indemnitees, as applicable, so to notify the other Party shall not relieve the other Party of its obligations hereunder except to the extent that the other Party is materially prejudiced by such failure to notify. In any such proceeding, the Investor Indemnitees or Company Indemnitees, as applicable, shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Investor Indemnitees or Company Indemnitees, as applicable, unless:

(i)	the Parties shall have mutually agreed to the retention of such counsel; or

(ii)	in the reasonable judgment of counsel to the Investor Indemnitees or Company Indemnitees, as applicable, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

The other Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the other Party shall indemnify and hold harmless the Investor Indemnitees or Company Indemnitees, as applicable, from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Investor Indemnitees or Company Indemnitees, as applicable, which consent shall not be unreasonably withheld, the other Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Investor Indemnitees or Company Indemnitees, as applicable, is or could have been a party and indemnity could have been sought hereunder by the Investor Indemnitees or Company Indemnitees, as applicable, unless such settlement includes an unconditional release of the Investor Indemnitees or Company Indemnitees, as applicable, from all liability arising out of such proceeding.

(d)	Threshold. No claims shall be asserted against an Indemnifying party unless the aggregate Loss claimed exceeds USD 50,000 (Fifty Thousand U.S. Dollars), provided that, in case of a claim or claims in excess of the aforesaid threshold, the claim can be submitted for the entire amount.

10.4	Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

10.5	Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.6	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

10.7	Independent Nature of the Investor’s Obligations and Rights. The obligations of the Investor under the Transaction Document are several and not joint with the obligations of any other third party, and neither the Company nor any third party shall be responsible in any way for the performance of the obligations of the Investor under the Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investor to be in partnership, an association, a joint venture or any other kind of entity with any third party, or create a presumption that the Investor is in any way acting in concert or as a group with other shareholders of the Company with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Investor is not acting in concert or as part of a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document.

10.8	Publicity. The Investor shall not disclose the terms of the transactions contemplated by the Transaction Documents, the fact that such transactions have been discussed, negotiated and/or completed and/or any other information related to them to any third party prior to obtaining the Company’s prior written consent to such disclosure. The Investor shall have the right to review a reasonable period of time before issuance of any press releases or any other public statements with respect to the transactions contemplated hereby by the Company; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or SEC or other regulatory filings with respect to such transactions as is required by applicable law and regulations.

10.9	Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.10	Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company the Investor.

10.11	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10.12	Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.13	Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. in the event that any signature (including a financing signature page) is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.14	Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

        IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written

GLOBAL ENERY INC By: /s/ Asi Shalgi —————————————— Name: Asi Shalgi Title: CEO

INVESTOR By: /s/ Yuval Ganot —————————————— Print Name: Yuval Ganot Date: September 10, 2009